Exhibit 10.1

SHARED SERVICES AGREEMENT

(Dell to Spyglass and Spyglass to Dell)

THIS SHARED SERVICES AGREEMENT (this “Agreement”), dated on or about July 20, 2015, and effective as of the Effective Date, is by and between Dell Inc., for itself and its Subsidiaries (“Dell”), and SecureWorks Holding Corporation, for itself and its Subsidiaries (“Spyglass”) (each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties intend that Spyglass will issue and sell in a registered public offering up to twenty percent (20%) of the post-offering outstanding common stock of Spyglass, and thereby become a public company (“IPO”);

WHEREAS, prior to the IPO, Dell has been providing to Spyglass certain services;

WHEREAS, in order to ensure that Spyglass continues to receive such services following the IPO, Dell hereby agrees to provide to Spyglass, and Spyglass hereby agrees to purchase from Dell, the Services (as defined below) on the terms and subject to the conditions set forth herein;

WHEREAS, prior to the IPO, Spyglass has been providing to Dell certain Spyglass Services (as defined below);

WHEREAS, in order to ensure that Dell continues to receive such Spyglass Services following the IPO, Spyglass hereby agrees to provide to Dell, and Dell hereby agrees to purchase from Spyglass, the Spyglass Services on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Defined Terms

Section 1.01 Certain Defined Terms. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Business Day” means each day which is neither a Saturday, a Sunday nor any other day on which banks are authorized to be closed in the State of Texas;

“Change of Control” means the occurrence of any one or more of the following events:

i.	the sale or disposition, in one or a series of related transactions, of all or substantially all of the consolidated assets of Spyglass and the Spyglass Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than Denali Holding Inc. or any of its direct or indirect wholly-owned Subsidiaries;

ii.	any “person” or “group,” other than Denali Holding Inc. or any of its direct or indirect wholly-owned Subsidiaries, is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting stock of Spyglass, excluding as a result of any merger or consolidation that does not constitute a Change of Control pursuant to clause (iii);

iii.	any merger or consolidation of Spyglass with or into any other person, unless immediately thereafter Denali Holding Inc. or any of its direct or indirect wholly-owned Subsidiaries beneficially owns a majority of the outstanding shares of the common stock (or equivalent voting securities) of the surviving or successor entity (or the parent entity thereof); or

iv.	Denali Holding Inc., or any of its direct or indirect wholly-owned Subsidiaries, ceases to have the ability to cause the election of that number of members of the board of directors of Spyglass who would collectively have the right to vote a majority of the aggregate number of votes represented by all of the members of the board of directors of Spyglass;

“Data Breach” has the meaning set forth in Section 9.12(a);

“Dell Indemnified Person” has the meaning set forth in Article VII;

“Dell Subsidiary” means any Subsidiary of Dell Inc., other than Spyglass and its Subsidiaries;

“Dispute” has the meaning set forth in Section 5.01;

“Dispute Resolution Commencement Date” has the meaning set forth in Section 5.01;

“Effective Date” means August 1, 2015, at 1 AM Central Daylight Time;

“Fiscal Quarter” means each quarter (3 month period) of Dell’s fiscal year, which is the 52 or 53 week period ending on the Friday nearest January 31.

“Force Majeure” has the meaning set forth in Section 9.03.

“ICC Rules” has the meaning set forth in Section 5.02;

“Initial Term” has the meaning set forth in Section 4.01;

“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government (whether or not having a separate legal personality);

“Personal Information” has the meaning set forth in Section 9.12(a).

“Process” has the meaning set forth in Section 9.12(a);

“Renewal Term” has the meaning set forth in Section 4.01;

“Services” means the services set forth in the Services Schedules;

“Service Coordinators” has the meaning set forth in Section 2.02;

“Service Period” has the meaning set forth in Section 4.01;

“Services Schedules” means the schedules set forth as Schedules A – J hereto;

“Spyglass Business” means the business of providing security services by (a) providing (i) information and network managed security services, (ii) information and network security and risk consulting, (iii) security incident response services, and (iv) security-related regulatory compliance solutions; and (b) researching and developing responses to cyber security threats, in each case as conducted as of the Effective Date by Spyglass or any Spyglass Subsidiary and the natural extensions of such business activity;

“Spyglass Services” means the services set forth in Schedule J, which shall be deemed to be a Services Schedule solely with respect to the Spyglass Services;

“Spyglass Subsidiary” means any Subsidiary of SecureWorks Holding Corporation;

“Subsidiary” means, with respect to any Party (the “parent”), (a) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as (b) any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent;

“Term” has the meaning set forth in Section 4.01;

“Third Party” means a Person other than a Party; and

“U.S.” has the meaning set forth in Section 9.04.

ARTICLE II

Services

Section 2.01 Services.

(a) Generally. On the terms and subject to the conditions of this Agreement, Dell shall provide to Spyglass the Services during the applicable Service Period for each such Service.

(b) Personnel. In providing the Services, Dell may, as it deems necessary or appropriate (i) use its personnel or the personnel of its Subsidiaries and/or (ii) employ the services of other Third Parties. Dell agrees to endeavour to use the same key personnel who provided the services to Spyglass during the period immediately prior to the Effective Date to provide the Services to Spyglass for the period immediately after the Effective Date; however, nothing herein shall limit Dell’s rights to reassign or terminate such personnel.

(c) Level of Services. Except as otherwise agreed to in writing by the Parties or as described in this Agreement, the Parties agree that the nature, quality, degree of skill and standard of care applicable to the delivery of the Services hereunder shall be substantially the same as or consistent with (i) those services which were provided by Dell to Spyglass or other Spyglass Subsidiaries to support the Spyglass Business prior to the Effective Date and (ii) similar services that are provided by Dell to itself or to any Subsidiary of Dell.

(d) Exceptions. In connection with providing the Services, Dell shall not be required to perform, or refrain from taking, any actions that, in Dell’s reasonable judgment, could result in or cause any conflict with, or breach or violation of, any existing license, lease or other agreement to which Dell or any Dell Subsidiary is a party, or any law, rule or regulation; provided, however, that Dell agrees to, as promptly as practicable after becoming aware of such conflict, breach, or violation, consult with Spyglass to identify any reasonable alternative services or solutions and, with Spyglass’s permission, implement such alternative services or solutions.

(e) Third Party Services. In addition to being subject to the terms and conditions of this Agreement, Dell and Spyglass agree that the Services provided by Third Parties shall be subject to the terms and conditions of any agreements between Dell and such Third Parties, which agreements shall be on substantially the same conditions as Dell would enter into with such Third Party for its own account.

(f) Additional Services. From time to time, the Parties may agree in writing to add specific additional services to the scope of “Services” provided under this Agreement. Any such additional services shall be set forth in writing, and the Parties shall mutually agree on the costs, term and level of services for any such additional services. In addition, if Spyglass requests that Dell provide additional services (i) which services were provided by Dell to Spyglass prior to the Effective Date or (ii) which services Dell provides for its own business or to its Subsidiaries and without which Spyglass will suffer a material impact on the continued operation of the Spyglass Business, taken as a whole, the Parties agree to negotiate the terms of such additional services in good faith, and during the pendency of such negotiation, Dell agrees to use commercially reasonable efforts to commence the provision of such additional services to Spyglass.

Section 2.02 Representatives. Each Party shall nominate one or more service coordinators for each specific Service (which service coordinator(s) may be identified on the Services Schedules) (the “Service Coordinators”). Each Party may treat an act of a Service Coordinator of the other Party as being authorized by such other Party; provided, however, that (a) Service Coordinators shall only be authorized to act with respect to their associated Service hereunder; (b) no Service Coordinator has authority to amend this Agreement; and (c) any variations or changes to a Service agreed to by the applicable Service Coordinators must be documented in writing. The Service Coordinators for each Party shall mutually agree on a schedule for meetings with their counterparts representing the other Party. Dell and Spyglass shall advise each other promptly in writing of any change in Service Coordinators, setting forth the name of the Person to be replaced and the name and contact information of the replacement.

Section 2.03 Spyglass Obligations. To the extent reasonably necessary to perform the Services, Spyglass shall provide personnel of Dell, its Subsidiaries and other Third Parties who are providing Services hereunder with reasonable access during normal business hours to Spyglass’ office space, telecommunications and computer equipment and systems, and other areas and equipment. Dell will comply, and Dell shall instruct its Subsidiaries and other Third Parties to comply, with any reasonable security and access restrictions and other procedures that are communicated to Dell in writing and applicable to such access. During the Term, Spyglass shall (a) comply with any reasonable instructions provided by Dell that are necessary for Dell to adequately provide the Services; (b) comply with all standards and procedures applicable to such Services (if any) which are generally applied by Dell in the provision of services similar to such Services to itself and its Subsidiaries and which are communicated to Spyglass in writing; and (c) promptly notify Dell of any operational or system problem which may affect the provision of any Services. To the extent Spyglass fails to adhere to this Section 2.03, Dell shall be excused from its performance of the Services hereunder to the extent such failure materially increases Dell’s cost or burden to provide such Services, or where such failure prevents Dell’s provision of the Service in conformance with this Agreement; provided that Dell shall first notify Spyglass of such failure in writing and, where applicable, allow Spyglass a reasonable opportunity (not to exceed thirty (30) days) to cure such failure.

Section 2.04 Modifications.

(a) Modifications by Dell. Dell may make changes from time to time in its standards and procedures for performing the Services, provided that any such change shall also apply to Dell’s own business. Dell shall use commercially reasonable efforts to provide Spyglass with a minimum of ninety (90) days’ prior written notice of any planned changes that Dell anticipates, or reasonably should know, will have a material impact on the continued operation of the Spyglass Business. Upon receipt of such notice, Spyglass shall have the right to (i) request a meeting with Dell to discuss whether the change can be postponed and Dell shall, in good faith, consider any such request, or (ii) terminate the impacted Service in accordance with Section 4.02.

(b) Modifications by Spyglass. Spyglass shall provide Dell with a minimum of ninety (90) days’ prior written notice of any planned changes to the Spyglass Business or information technology infrastructure or systems that may affect the provision of the Services hereunder. To the extent any such planned change will increase the level or costs of Services in any material manner, Dell shall have the right to (i) request a meeting with Spyglass to discuss whether the change can be postponed until after the conclusion of the applicable Service Period and Spyglass shall, in good faith, consider any such request, or (ii) terminate the provision of the impacted Service by providing written notice of such termination to Spyglass.

Section 2.05 Licenses. Each Party hereby grants to the other Party a royalty-free, fully-paid up, non-exclusive, non-transferable license during the Term to use and exploit intellectual property rights owned or controlled by such Party for the sole purpose of performing its obligations, and for providing or receiving (as applicable) the Services, under this Agreement, subject to the licensee’s compliance with all usage restrictions and guidelines provided by the licensing Party.

ARTICLE III

Charges; Invoicing

Section 3.01 Charges.

(a) Payment of Charges. The pricing and charging methodology for each Service shall be as set forth on the applicable Services Schedule for such Service. The pricing will be calculated pursuant to one of the following methodologies, subject to any exceptions set forth on the Services Schedules: (i) estimated cost to Dell per annum of providing the Service; (ii) amount of fees and expenses paid by Dell for services that Dell has contracted to be provided by Third Parties; or (iii) amount to be determined at the time Services are provided on a project-by-project basis.

(b) Reimbursement of Third Party Costs. In addition to the charges described in (a) above, Dell may pass-through to Spyglass costs paid by Dell to Third Parties that are applicable to the provision of a Service. For each applicable Service, the Parties will agree upon an appropriate methodology and procedure for invoicing such costs.

Section 3.02 Invoicing. Unless otherwise set forth on a Services Schedule (or otherwise mutually agreed to by the Parties as set forth in Section 3.01(b)), charges for Services shall be invoiced quarterly in arrears by Dell, within three (3) Business Days of the end of each Fiscal Quarter; provided, however, the first invoice for Services shall not be delivered until the end of the first full Fiscal Quarter following the Effective Date. Each invoice shall set forth in reasonable detail for the period covered by such invoice (a) the Services rendered, (b) the aggregate amount charged for each type of Service provided, and (c) such additional information as Spyglass may reasonably request at least ten (10) Business Days prior to the end of a Fiscal Quarter. Each such invoice shall be payable within sixty (60) days after receipt by Spyglass, provided that if Spyglass, in good faith, disputes any invoiced charge, payment of such charge may be made only after mutual resolution of such dispute. Spyglass agrees to notify Dell promptly, and in no event later than sixty (60) days following receipt of Dell’s invoice, of any disputed charge, and the parties shall cooperate to promptly resolve any such dispute.

ARTICLE IV

Agreement Term; Services Period; Termination

Section 4.01 Term. The initial term of this Agreement (“Initial Term”) and the performance period for each Service (“Service Period”) shall commence on the Effective Date and, unless otherwise set forth in a Services Schedule with respect to any particular Service, remain in effect for a period of two (2) years. The Initial Term, including the Service Period for each Service (unless otherwise set forth in a Services Schedule with respect to any particular Service), shall renew automatically for subsequent successive one year periods (each a “Renewal Term” and collectively with the Initial Term, the “Term”), unless either Party provides the other Party with written notice of non-renewal at least one hundred eighty (180) days prior to the conclusion of the Initial Term, or then-current Renewal Term, as applicable.

Section 4.02 Early Termination of a Service Period. During the Initial Term, Spyglass may terminate any particular Service (in whole or in part) for its convenience upon (a) at least ninety (90) days’ prior written notice to Dell and (b) payment to Dell of any costs and expenses incurred by Dell in connection with providing such Service (or, where the

Service is being terminated in part, the applicable terminated element(s) of such Service) up to the date of termination which have not otherwise been invoiced or recovered by Dell. During any Renewal Term, Spyglass may terminate any particular Service (in whole or in part) for its convenience upon at least sixty (60) days’ prior written notice to Dell and without the payment of any additional charges for such termination, other than charges that have already been incurred and are otherwise due. In the event that a Service is terminated in part in accordance with this Section 4.02, the Parties shall discuss in good faith any appropriate reduction in the pricing for the remaining Services set forth on the applicable Services Schedule.

Section 4.03 Termination of Agreement. This Agreement (including all Services Schedules) may be terminated prior to the end of the Term only as follows:

(a) By a Party upon written notice in the event of the other Party’s material breach of this Agreement, which breach remains uncured thirty (30) days after the breaching Party’s receipt of written notice thereof; and

(b) Automatically, upon a Change of Control of Spyglass.

Section 4.04 Effect of Termination. Dell’s obligation to provide each Service shall cease upon the termination of this Agreement or, with respect to a particular Service, the earlier termination of such Service or the Service Period for such Service. Upon termination of this Agreement or any particular Service, Spyglass shall bear the sole responsibility for instituting permanent services, or obtaining replacement services, in respect of any Service terminated in accordance with the provisions hereof, as deemed necessary by Spyglass. Dell shall bear no liability for Spyglass’ failure to implement or obtain such permanent or replacement service or for any difficulties in transitioning from the Service to such permanent or replacement services.

Section 4.05 Transition Assistance. For thirty (30) days following the expiration or earlier termination of this Agreement, Dell agrees to provide Spyglass with transition assistance as reasonably requested by Spyglass for purposes of enabling an orderly transition of the Services from Dell to Spyglass or a Third Party designated by Spyglass, including, without limitation, by making personnel reasonably available to transfer know-how and by transferring, or otherwise permitting access to, applicable records and data. If Dell incurs any costs in connection with such transition assistance, Spyglass shall reimburse Dell for such costs.

Section 4.06 Survival. Section 4.04 (Effect of Termination), Section 4.05 (Transition Assistance), Section 4.06 (Survival), Article V (Dispute Resolution), Article VI (Warranty Disclaimer), Article VII (Limitation of Liability), Article VIII (Indemnification) and Article IX (Miscellaneous) shall survive any termination of this Agreement.

ARTICLE V

Dispute Resolution

Section 5.01 Negotiation. If a dispute, controversy or claim (“Dispute”) arises between the Parties relating to the interpretation or performance of this Agreement, within fifteen (15) days from a request from a Party in writing, appropriate senior executives of each Party, who shall have the authority to resolve the matter, shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The date of the initial meeting between appropriate senior executives shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute by meetings between appropriate senior executives shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production, if any, in connection with any arbitration conducted pursuant to Section 5.02 and shall not be admissible as evidence in such an arbitration. If the senior executives do not resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, either Party may begin arbitration pursuant to Section 5.02.

Section 5.02 Arbitration. If any Dispute is not resolved pursuant to Section 5.01, either Party may initiate an arbitration conducted in New York City and in the English language pursuant to the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”) and by three (3) arbitrators appointed in accordance with the ICC Rules, pursuant to which the Dispute will be finally settled. The Emergency Arbitrator Provisions of the ICC Rules will apply to any Dispute, and the Parties agree that the Emergency Arbitrator Provisions of the ICC Rules will be the exclusive means of seeking any urgent interim or conservatory measures in connection with a Dispute and that the International Chamber of Commerce will be the exclusive forum for seeking any urgent interim or conservatory measures in connection with a Dispute, except that a Party may seek to confirm or enforce an order issued pursuant to the Emergency Arbitrator Provisions of the ICC Rules in any court of competent jurisdiction. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

Section 5.03 Continuity of Service and Performance. Unless otherwise agreed in writing, the Parties will continue to honor all commitments with respect to all matters under this Agreement during the course of dispute resolution pursuant to the provisions of this Article V.

ARTICLE VI

Warranty Disclaimer

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, DELL DOES NOT MAKE OR PROVIDE ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THE SERVICES OR THIS AGREEMENT, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DATA ACCURACY, QUIET ENJOYMENT, NON-INFRINGEMENT, OR ANY WARRANTIES ARISING OUT OF COURSE OF DEALING OR COURSE OF PERFORMANCE.

ARTICLE VII

Limitation of Liability

The Services are provided by Dell with the expectation that Dell is not assuming any financial or operational risks, including those usually assumed by a service provider, except for those risks explicitly set forth herein. Accordingly, each Party agrees that Dell, its partners, parents, Subsidiaries and other affiliates, and their respective successors, assigns, members, principals, officers, directors, employees and agents (each, a “Dell Indemnified Person”), shall not have any liability, whether direct or indirect, in contract or tort or otherwise, except for damages which have resulted from Dell’s breach of this Agreement or gross negligence or willful misconduct in connection with the Services. Notwithstanding the foregoing, the Parties agree that none of the Dell Indemnified Persons shall be liable for any special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, arising out of or relating to the Services or its performance under this Agreement. Further, the Parties agree that the liability of any Dell Indemnified Person arising out of any claim relating to this Agreement (including tort claims) shall not exceed the amount paid by Spyglass to Dell for the Service(s) relating to such claim in the twelve (12) month period prior to when such claim arose.

ARTICLE VIII

Indemnification

Section 8.01 Dell Indemnity. Dell agrees to indemnify, defend and hold Spyglass and the Spyglass Subsidiaries, and their respective successors, assigns, members, principals, officers, directors, employees and agents, harmless from and against any and all Third Party claims, actions, damages, losses, liabilities, costs and expenses, including reasonable attorneys’ fees and expenses, arising out of the gross negligence or wilful misconduct of Dell in the performance of this Agreement.

Section 8.02 Spyglass Indemnity. Spyglass agrees to indemnify, defend and hold the Dell Indemnified Persons harmless from and against any and all Third Party claims, actions, damages, losses, liabilities, costs and expenses, including reasonable attorneys’ fees and expenses, arising out of the gross negligence or wilful misconduct of Spyglass in the performance of this Agreement.

ARTICLE IX

Miscellaneous

Section 9.01 Relationship between the Parties. Neither Party is by virtue of this Agreement an employee, agent, partner, or joint venturer of or with the other.

Section 9.02 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the applicable laws of any jurisdiction other than the State of Texas.

Section 9.03 Force Majeure. Each Party shall be excused for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by Force Majeure. For purposes of this Agreement, “Force Majeure” means any circumstance or event beyond the reasonable control of the Party relying upon such event or circumstance, including, without limitation: any act of God; any accident, explosion, fire, ice, earthquake, lightning, tornado, hurricane, or other severe weather condition or calamity; any civil disturbance; any labor dispute; any sabotage or acts of terrorism; any acts of a public enemy, uprising, insurrection, civil unrest, war, or rebellion; or any action or restraint by court order or public or governmental authority or lawfully established civilian authorities.

Section 9.04 Export Control. Spyglass acknowledges that the Services provided under this Agreement, which may include technology and encryption, are subject to the customs and export control laws and regulations of the United States (“U.S.”), may be rendered or performed either in the U.S., in countries outside the U.S., or outside of the borders of the country(ies) in which Spyglass or its systems are located, and may also be subject to the customs and export laws and regulations of the country(ies) in which the Services are rendered or received. Spyglass agrees that it, and its Subsidiaries and representatives, shall abide by all such laws and regulations, as well as with any Dell export policies, controls, and procedures.

Section 9.05 Notice. Whenever, by the terms of this Agreement, notice, demand or other communication shall or may be given to either Party, the same shall be in writing and shall be addressed to the other Party at the addresses set forth below, or to such other address or addresses as shall from time to time be designated by written notice by any Party to another in accordance with this Section 9.05. All notices shall be delivered as follows (with notice deemed given as indicated): (a) by personal delivery when delivered personally; (b) by Federal Express or other established overnight courier upon written verification of receipt; (c) by facsimile transmission when receipt is confirmed; (d) by certified or registered mail, return receipt requested, upon verification of receipt; or (e) by electronic delivery (for routine communications) when receipt is confirmed.

If to Dell:

Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attn: Senior Vice President and General Counsel

Email: Dell_Corporate_Legal_Notices@Dell.com

If to Spyglass:

SecureWorks Holding Corporation

One Concourse Parkway, Suite 500

Atlanta, Georgia 30328

Attn: Legal

Section 9.06 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. Neither Party may assign this Agreement or any rights or obligations hereunder, except for any assignment by such Party to a Subsidiary of such Party (which shall not relieve such Party of liability in the event of a default by such Subsidiary), without the prior written consent of the other Party, and any such assignment without such consent shall be void.

Section 9.07 No Third-Party Beneficiaries or Right to Rely. Except as set forth in this Agreement, (a) nothing in this Agreement is intended to or shall create for or grant to any Third Party any rights or remedies whatsoever, as a third-party beneficiary or otherwise; (b) no Third Party is entitled to rely on any of the representations, warranties, covenants or agreements contained herein; and (c) no Party shall incur any liability or obligation to any Third Party because of any reliance by such Third Party on any representation, warranty, covenant or agreement herein.

Section 9.08 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 9.09 Failure or Indulgence Not Waiver; Remedies Cumulative. Any provision of this Agreement or any breach thereof may only be waived if done specifically and in writing by the Party which is entitled to the benefits thereof. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 9.10 Entire Agreement; Amendment. This Agreement constitutes the sole and entire understanding of the Parties with respect to the matters contemplated hereby and supersedes and renders null and void all prior negotiations, representations, agreements and understandings (oral and written) between the Parties with respect to such matters. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties.

Section 9.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 9.12 Data Protection.

(a) Dell may from time to time receive information that relates to identified or identifiable individuals from, or receive, create, transmit or maintain such information on behalf of, Spyglass in connection with Dell’s provision of Services under this Agreement (“Personal Information”). Dell agrees to collect, access, use, transfer and disclose (“Process”) such Personal Information as necessary to perform the Services. Each Party agrees to comply with all privacy, security and data protection laws that are applicable to that Party in connection with its Processing of the Personal Information. Spyglass represents, warrants and covenants that it has all necessary rights and authorities to provide or make available the Personal Information to Dell under this Agreement and to authorize Dell to Process that Personal Information in accordance with this Agreement. Dell shall Process the Personal Information in accordance with Spyglass’ instructions. Each Party shall implement and maintain technical and organizational measures to protect the Personal Information against accidental or unlawful destruction, accidental loss, alteration, unauthorized disclosure or access (each, a “Data Breach”). In the event Dell discovers a Data Breach involving the Personal Information, Dell agrees to provide prompt notice to Spyglass and to investigate such Data Breach and put in place measures designed to address the Data Breach to the extent reasonably practicable. Dell shall take reasonable steps to ensure the reliability of its personnel that may have access to the Personal Information and that they are appropriately trained in the handling and care of personal data.

(b) Upon written request, Dell agrees to meet with Spyglass to review and discuss information regarding Dell’s systems, security procedures, business continuity, business controls and procedures undertaken by Dell in respect of the Personal Information. Dell agrees to cooperate with Spyglass to resolve any reasonable concerns regarding Dell’s processing of the Personal Information under this Agreement.

(c) Dell may subcontract the Processing of the Personal Information to Third Parties (including without limitation its affiliates and subcontractors) if required in order to provide the Services; provided that Dell: (i) remains responsible for compliance by such Third Party with the applicable obligations imposed upon Dell under this Section 9.12 as if that Third Party were Dell; (ii) will require each such Third Party to provide sufficient assurances regarding the security measures it is required to take for the processing of the Personal Information which shall be materially equivalent to those measures that Dell is required to take under this Section 9.12 and take reasonable steps to ensure the Third Party complies with such measures; and (c) puts in place a contract in writing with the Third Party to govern the Processing of the Personal Information and which requires the Third Party to comply with materially equivalent obligations in respect of the Processing of Personal Information as the obligations imposed upon Dell under this Section 9.12.

(d) Promptly upon execution of this Agreement, Spyglass shall execute, and shall ensure that each of its affiliates executes, a Deed of Accession which forms part of the International Transfer of Data Agreement (dated December 2010) designed to permit the Parties to transfer the Personal Information internationally in accordance with the EU Commission approved Standard Contractual Clauses (controller to controller and controller to processor as appropriate) in compliance with Article 25 of the EU Data Protection Directive 95/46/EC. Upon execution of the Deed of Accession, Dell may transfer Personal Information to its affiliates and subcontractors that are outside the European Economic Area where such transfer is required under or in connection with the provision of the Services or as otherwise permitted under the terms of the International Transfer of Data Agreement.

Section 9.13 Certain Rules of Construction.

(a) The terms “hereof,” “herein” and “herewith,” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement; and Recital, Article, Section, Schedule and Exhibit references are to the Recitals, Articles, Sections, Schedules and Exhibits of or to this Agreement, unless otherwise specified.

(b) The word “including” and words of similar import when used in this Agreement shall mean “including without limitation” unless the context otherwise requires or unless otherwise specified.

(c) The word “or” shall not be exclusive.

(d) Words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa.

(e) References to “day” or “days” are to calendar days. References to “the date hereof” shall mean as of the date of this Agreement.

(f) The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

(g) No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement.

(h) A reference to a statute, listing rule, regulation, order or other applicable law includes a reference to the corresponding regulations and instruments and includes a reference to each of them as amended, consolidated, recreated, replaced or rewritten.

(i) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(j) A reference to a Party to this Agreement or another agreement or document includes the Party’s successors, permitted substitutes and permitted assigns.

ARTICLE X

Spyglass Services

Section 10.01 Spyglass Services. In addition to the Services provided by Dell to Spyglass, the Parties agree that this Agreement shall govern the Spyglass Services provided by Spyglass to Dell. With respect to the provision and receipt of such Spyglass Services, the terms of this Agreement shall apply mutatis mutandis, with such terms to be interpreted to switch the applicable Party, such that, for example only, (a) if Dell has an obligation, right, or benefit with respect to the provision of Services, then Spyglass shall have the same obligation, right, or benefit with respect to the Spyglass Services and (b) if Spyglass has an obligation, right, or benefit with respect to the receipt of Services, then Dell shall have the same obligation, right, or benefit with respect to the Spyglass Services.

IN WITNESS WHEREOF, the undersigned has executed this Shared Services Agreement, as of the date first written above.

Dell Inc.

/s/ Janet B. Wright
Janet B. Wright
Vice President & Asst. Secretary

SecureWorks Holding Corporation

/s/ Michael R. Cote
Michael R. Cote
President & Chief Executive Officer

Schedule A

Finance

Summary Description of Services

Functional Category	Services
Accounting	Dell will provide to Spyglass accounting support services for the following core activities:
	•	External reporting: SEC compliance (including response to SEC comment letters, XBRL licensing and processing and periodic filings).
	•	Deal specific M&A support as needed. Costs will be direct billed to Spyglass.
	•	Technical accounting support: revenue recognition matters, treasury implications, and stock compensation administration and vendor management.

Treasury Operations, including Insurance & Risk Management	Dell will provide to Spyglass treasury support services for the following core activities:
	•	Cash management and liquidity functions.
	•	Insurance and risk management functions.

Global Financial Services	Dell will provide administration, servicing and reporting for Spyglass, including accounts payable and cash applications

STPI Compliance (India)	Dell will provide the following one-time services for Spyglass in India (total cost of $2,000):
	•	Import Export code for the new legal entity
	•	Registration of the legal entity with STPI (must be renewed once in 5 years)
	•	Registration of the legal entity with Central Excise Department (must be renewed once in 5 years)
	•	Port registrations

Dell will provide the following recurring maintenance and compliance services for Spyglass in India (total cost will fluctuate based on number of transactions per month – current estimate is $1,000 per month):

	•	Day to day transaction services
	•	Filing of monthly, quarterly and annual returns
	•	Annual maintenance charges – this depends on the turnover/exports in terms of revenue declared

Terms and Conditions Specifically Applicable to Finance Services:

•	Dell Service Coordinator:

A-1

•	Spyglass Service Coordinator:

•

Phone:

Email:

•

Phone:

Email:

•	Billing Methodology:

•	Pricing: $390,000 per year ($130,000 per year for each of Accounting, Treasury and Global Financial Services) plus STPI costs noted above

•	Pricing for transition services provided in jurisdictions where Spyglass will establish a legal entity after the Effective Date will be mutually agreed by the parties based on the specific scope and duration of services provided.

•	Scope, pricing and billing for statutory accounting services will be mutually agreed by the parties.

•	All external audit services necessary to coordinate, administer, and execute against audit testing processes and audit matters consistent with a public company will be billed directly to Spyglass.

•	Spyglass will reimburse Dell for vendor costs related to stock option administration for Spyglass plans to the extent not billed directly to Spyglass.

A-2

Schedule B

Tax

Summary Description of Services

Functional Category	Services
Tax Filings and Compliance in U.S. and Foreign Jurisdictions	For each Spyglass legal entity, Dell will prepare and file tax returns and remit payment to relevant authorities with respect to all applicable:
• income taxes
• franchise taxes
• property taxes
• sales, VAT or similar taxes
• other tax or one-time filing obligations

Tax Accounting / Provision	For each Spyglass legal entity, Dell will prepare tax provision and related balance sheet work-papers and journal entries in compliance with U.S. generally accepted accounting principles and, where applicable, local generally accepted accounting principles.

Tax Technology / Tools	In providing the services described in this schedule, Dell will use certain tax-related systems and tools procured from outside vendors, including but not limited to:
• OneSource Tax Provision
• CorpTax
• OneSource (sales tax software engine)

Tax Audits	Dell will manage the defense of certain tax audits (for income, indirect, or any other tax) pursuant to the separate Tax Matters Agreement between Dell and Spyglass.

Transfer Pricing Documentation	For each Spyglass legal entity, in respect of any jurisdiction that requires such services, the Dell Transfer Pricing team will gather information and prepare required transfer pricing documentation that evidences the intercompany relationships between any Spyglass entities or between any Spyglass entities and any Dell entities, as applicable.

Compensation and Benefits Tax Planning	Dell will advise Spyglass with respect to U.S. and non-U.S. compensation, benefits and other employment tax matters.

Other Tax Planning	From time to time, Dell may engage in tax planning and related transactions in order to take advantage of favorable tax attributes and laws.

Cash Tax Forecasting	Dell will include each Spyglass entity in preparing regular / quarterly cash tax forecasts for Global Dell.

B-1

Terms and Conditions Specifically Applicable to Tax Services:

•	Dell Service Coordinator:

•	Spyglass Service Coordinator:

•

Phone:

Email:

•

Phone:

Email:

•	Billing Methodology:

•	Pricing: $750,000 per year

•	Special Pricing (if different than set forth above):

•	Tax Audits: Spyglass will reimburse Dell for the cost of any tax audits pertaining to any Spyglass entity (whether relating to income, indirect or any other tax) that is overseen by Dell personnel pursuant to the separate Tax Matters Agreement between Dell and Spyglass.

•	Other Tax Planning: To the extent that Dell engages in any tax planning activities, Spyglass shall reimburse Dell for its costs and share in its benefits to the extent that such costs or benefits pertain to any Spyglass entity, whether directly or indirectly.

B-2

Schedule C

Human Resources (HR)

Summary Description of Services

Functional Category	Services
Dell Integrated Global HR Services	Dell will provide Spyglass with the complete suite of standard Dell Integrated Global Human Resources Services, as outlined below.

	•	HR vendor and consultant management

	•	HR Tools and Systems

	•	HR Data Management

	•	Compensation and Benefits Program Management and Administration for standard compensation and benefit plans and programs, including agreed upon Spyglass-specific compensation programs

	•	Global support from HR representatives in all countries with Spyglass employees

	•	Global Employee Relations support

	•	Global support from Team Member Services for HR transaction through My HR

	•	Employee onboarding (including documentation, background checks, and basic Dell orientation)

	•	Management of HR Records

	•	Immigration and Relocation services

	•	Payroll services, including:

• US and non-US payroll administration

• Periodic payroll reporting services

• Federal, state and non-US withholding-related information reporting and services

• Payroll year-end reconciliation and consolidation

• Payroll data entry and service support

• Payroll-related tools / software

• Third party vendor management

	•	Talent Management, including:

• Tell Dell survey process

• Diversity and inclusion

• Performance management process

This bundled suite of services will be provided using Dell standard processes and materials. Requests for additional or custom services would be negotiated separately. For the avoidance of doubt, this suite of services does not include Talent Acquisition Recruiter, Talent Acquisition Recruiting Management, dedicated HR Business Partner support, or other human resource services not listed.

C-1

Terms and Conditions Specifically Applicable to HR Services:

•	Dell Service Coordinator:

•

Phone:

Email:

•	Spyglass Service Coordinator:

•

Phone:

Email:

•	Billing Methodology:

•	Pricing: $1,432,000 annually for standard Integrated Global HR Services set forth in this Schedule C. If total Spyglass headcount exceeds 2,400, the parties will renegotiate pricing for Integrated Global HR Services upon request from Dell. The cost for additional or custom services will be negotiated by the parties.

•	Pricing for services provided pursuant to this Schedule C does not reflect individual employee and non-employee service provider costs of Spyglass, for which Spyglass will be responsible.

•	Other:

•	Transfer of employees, allocation of employee-related liabilities, treatment of employee compensation and benefit plans and programs, and related matters will be addressed through a separate Employee Matters Agreement between the parties.

C-2

Schedule D

Legal

Summary Description of Services

Functional Category		Services
Litigation	•	Litigation management

	•	Coordination with outside litigation counsel and other litigation professionals / vendors
Intellectual Property Management	•	Patent prosecution
	•	Trademark, copyright and patent management
	•	Coordination with outside IP counsel

General Corporate	•	SEC compliance

	•	Board management and support

	•	Legal entity management

	•	ERISA

Ethics and Compliance	Implementation of policies and procedures designed to ensure compliance with:

	•	external regulatory requirements

	•	business / ethical standards

Real Estate	Negotiation and management of leasing for facilities

Terms and Conditions Specifically Applicable to Legal Services:

•	Dell Service Coordinator:

•

Phone:

Email:

•	Spyglass Service Coordinator:

•

Phone:

Email:

•	Billing Methodology:

•	Pricing: $300,000 per year

•	Special Pricing (if different than set forth above):

•	Spyglass shall be responsible for the cost of any judgments, settlements and legal fees incurred in connection with any existing or future litigation matter attributable to Spyglass.

•	All expenses for outside counsel will be billed directly to Spyglass and processed through TyMetrix.

•	All transfer agent expenses will be billed directly to Spyglass.

•	Spyglass and Dell will agree upon appropriate methodology and procedures for invoicing transactions that are outside the scope of services set forth above, including, without limitation, the following:

•	M&A transactions

•	Venture capital transactions

•	Securities offerings

•	Ethics/compliance investigations

•	SEC investigations

Schedule E

Information Technology (IT)

Summary Description of Services

Functional Category	Services	Cost
Conference Bridge facility (Dell 101)	Dell will provide Spyglass with access to conference bridges as required to enable use of conference services (Dell 101)	$67,000/Year

Corporate Applications Services

Dell will provide Spyglass with access to the following corporate applications:

•       SalesEdge

•       Forensic Toolkit FTK

•       Eloqua Marketing

•       PeopleSoft HCM 9.1

•       PeopleSoft PORTAL 9.1

•       Taleo

•       Fidelity

•       Hewitt

•       Kronos

•       Concur

•       IQ Navigator

•       Novora

•       BMC REMEDY (SRMS)

•       Ariba

$188,000/Year

Email Support	Dell will provide the following support services for Spyglass employees: • Dell Corporate Exchange maintenance • Email Address changes • Backups • Email forwarding • Management/administration	$16,000/Year

Updates to Dell.com and Software.dell.com	Dell will post agreed messaging on Dell.com and Software.Dell.com as required	$20,000/Year

E-2

Oversight of Spyglass Program	Dell will provide the following one-time services: • Infrastructure Support ($15,000/One-time) • PM Oversight ($24,000/One-time)	$39,000/One-time

Fixed Asset Registry (FAR) Feed	Develop automated feed of Spyglass hardware purchases into Dell corporate FAR	$25,000/One-time

Remote Application Access	Dell will provide continued access to existing remote access solutions until a new remote access solution is developed, if necessary.	No Cost

Spyglass SFDC	Dell will bill Spyglass for licenses and usage of Spyglass SFDC instance and associated sandbox(s)	$220,000/Year

Right to Usage of ELA Software	Dell will provide access to Corporate ELA Software and Dell Owned Software used by Spyglass (in addition to specific instances included elsewhere in this Schedule)	No Cost

Terms and Conditions Specifically Applicable to IT Services:

•	Dell Service Coordinator:

•

Phone:

Email:

•	Spyglass Service Coordinator:

•

Phone:

Email:

E-3

Schedule F

Facilities/Security

Summary Description of Services

Service Description			Service Period	Costs
Americas Region			Until such time (to be reviewed each twelve (12) months) as Spyglass has relocated its employees.

Spyglass shall pay a base rental fee for the annual term in the amount of $79,079.04. The base rental fee is based on actual operating costs as calculated on a per seat basis for the region multiplied by the number of seats occupied by Spyglass as of the Effective Date and will remain static through the term of the fiscal year of such Effective Date. Annual reviews will be conducted and amounts adjusted based on actual forecasted expenses and headcount fluctuations.

Pricing Methodology:

$3,294.96/HC/Year -or-

$274.58/HC/Month

Facilities:
Dell Round Rock/Austin Campus
	•	2401 Greenlawn Blvd Bldg 7 Round Rock, TX 78682
	•	2401 Greenlawn Blvd Bldg 8 Round Rock, TX 78682
	•	501 Dell Way Round Rock Bldg 2/2E Round Rock, TX 78682
2300 W Plano Pkwy Plano, TX 75075
•	Services. Dell shall provide Spyglass full and unfettered access to all office and lab space necessary to carry out business operations as such business operations existed as of the Effective Date.
•	Approximate seating capacity: 24
•

Facilities Management Services. Dell shall provide the following Services for the facilities identified above for Spyglass to carry out business operations as such business operations existed as of the Effective Date:

	(a)	Performance of all maintenance and repair services;
	(b)	Required Insurance to be in compliance with local laws;
	(c)	Provision of all utilities, including HVAC, electricity and water;
	(d)	Provision of janitorial services;
	(e)	Provision of shared office equipment, including photocopiers, and mail service;

Service Description			Service Period	Costs
	(f)	Provision of office furniture to perform duties;

	(g)	Provision of physical security to the facility premises; and

	(h)	Use of parking on the facility premises per the applicable building rules.
APJ Region			Until such time (to be reviewed each twelve (12) months) as Spyglass has relocated its employees.

Spyglass shall pay a base rental fee for the annual term in the amount of $144,290.88. The base rental fee is based on actual operating costs as calculated on a per seat basis for the region multiplied by the number of seats occupied by Spyglass as of the Effective Date and will remain static through the term of the fiscal year of such Effective Date. Annual reviews will be conducted and amounts adjusted based on actual forecasted expenses and headcount fluctuations.

Pricing Methodology:

$6,012.12/HC/Year -or-

$501.02/HC/Month

Facilities:
14 Acquatic Drive, Unit 3 Sydney AU Solid Square East Tower 22F Kawasaki JP
•	Services. Dell shall provide Spyglass full and unfettered access to all office and lab space necessary to carry out business operations as such business operations existed as of the Effective Date.
•	Approximate seating capacity: 24
•

Facilities Management Services. Dell shall provide the following Services for the facilities identified above for Spyglass to carry out business operations as such business operations existed as of the Effective Date:

	(a)	Performance of all maintenance and repair services;
	(b)	Required Insurance to be in compliance with local laws;
	(c)	Provision of all utilities, including HVAC, electricity and water;
	(d)	Provision of janitorial services;
	(e)	Provision of shared office equipment, including photocopiers, and mail service;
	(f)	Provision of office furniture to perform duties;
	(g)	Provision of physical security to the facility premises; and
	(h)	Use of parking on the facility premises per the applicable building rules.

Service Description			Service Period	Costs
India Region			Until such time (to be reviewed each twelve (12) months) as Spyglass has relocated its employees.

Spyglass shall pay a base rental fee for the annual term in the amount of $130,582.42*. The base rental fee is based on actual operating costs as calculated on a per seat basis for the region multiplied by the number of seats occupied by Spyglass as of the Effective Date and will remain static through the term of the fiscal year of such Effective Date. Annual reviews will be conducted and amounts adjusted based on actual forecasted expenses and headcount fluctuations.

Pricing Methodology:

*  Lease deed specifies lease premises and associated rent.

Facilities:
Plot No. 42, Hitec City Layout Hyderabad IN – Lease
•

Services. Dell shall provide Spyglass full and unfettered access to all office and lab space necessary to carry out business operations as such business operations existed as of the Effective Date. Additional terms and conditions addressed in the India lease deed.

•	Approximate seating capacity: N/A – Specific premises is outlined in the India lease deed.
•

Facilities Management Services. Dell shall provide the following Services for the facilities identified above for Spyglass to carry out business operations as such business operations existed as of the Effective Date:

	(a)	Performance of all maintenance and repair services;
	(b)	Required Insurance to be in compliance with local laws;
	(c)	Provision of all utilities, including HVAC, electricity and water;
	(d)	Provision of janitorial services;
	(e)	Provision of shared office equipment, including photocopiers, and mail service;
	(f)	Provision of office furniture to perform duties;
	(g)	Provision of physical security to the facility premises; and
	(h)	Use of parking on the facility premises per the applicable building rules.

Service Description			Service Period	Costs
EMEA Region			Until such time (to be reviewed each twelve (12) months) as Spyglass has relocated its employees.

Spyglass shall pay a base rental fee for the annual term in the amount of $594,830.31.* The base rental fee is based on actual operating costs as calculated on a per seat basis for the region multiplied by the number of seats occupied by Spyglass as of the Effective Date and will remain static through the term of the fiscal year of such Effective Date. Annual reviews will be conducted and amounts adjusted based on actual forecasted expenses and headcount fluctuations.

Pricing Methodology:

$13,244.34/HC/Year -or-

$1,103.69/HC/Month

HC pricing methodology is strictly applied to London.

*  Sublease for Romania specifies lease premises and associated rent. The Hosting Agreement for France specifies specific terms.

Facilities:
Les Portes de France, S Bldg 4th Flr 8 avenue du Stade de France Saint Denis Cedex FR – Hosting Agreement 10A Dimitrie Pompei Blvd Bldg C3 6th Fl Romania BU – Sublease 180 Oxford London GB
•

Services. Dell shall provide Spyglass full and unfettered access to all office and lab space necessary to carry out business operations as such business operations existed as of the Effective Date. The Hosting Agreement in France is for registered address purposes only.

•	Approximate seating capacity: 19. Seats are for London only. Specific premises for Romania is outlined in the sublease.
•

Facilities Management Services. Dell shall provide the following Services for the facilities identified above for Spyglass to carry out business operations as such business operations existed as of the Effective Date:

	(a)	Performance of all maintenance and repair services;
	(b)	Required Insurance to be in compliance with local laws;
	(c)	Provision of all utilities, including HVAC, electricity and water;
	(d)	Provision of janitorial services;
	(e)	Provision of shared office equipment, including photocopiers, and mail service;
	(f)	Provision of office furniture to perform duties;
	(g)	Provision of physical security to the facility premises; and
	(h)	Use of parking on the facility premises per the applicable building rules.

Service Description	Service Period	Costs
GLOBAL SERVICES	Twelve (12) months, which shall be renewable in equal periods as long as both parties mutually consent.	Spyglass shall pay a base consulting fee for the annual term in the amount of $5,000.
Facilities:
Applies to any location within the Dell global portfolio
•

Services. Upon request, Dell shall provide Spyglass real estate consulting and access to Dell’s corporate Facilities Software instance of Tririga to manage employee space records for Spyglass’s real estate portfolio needs both current and future. This shall include such consulting as transactions, project management, strategy, Environmental, Health & Safety (EHS) and other miscellaneous support which may be needed from time to time. From time to time, additional resources may be required to assist in such consulting, and at such time, the scope and pricing will be mutually agreed by both parties. Should consulting require travel, all costs should be incurred by Spyglass.

Terms and Conditions Specifically Applicable to Facilities/Security Services:

•	Dell Service Coordinator:

•

Phone:

Email:

•	Spyglass Service Coordinator:

•

Phone:

Email:

Schedule G

General Procurement

Summary Description of Services

Functional Category	Services
Category Management	Dell will provide strategic procurement services (e.g., category strategy management, supplier management, performance management) through a structured sourcing process in accordance with Dell policies and procedures.

Processes, Tools & Governance	Dell will provide Spyglass LI support of the following procurement systems:

	•	Ariba

	•	IQN

	•	Concur

	•	Echosign

	•	Trace

Dell responsibilities include:

	•	Conducting business in accordance with Dell policies and procedures;

	•	Ensuring the availability of tools, infrastructure and shared resources to support Spyglass procurement requirements;

	•	Notification and communication of issues that might arise directly affecting Spyglass ability to procure;

	•	Coordinating Dell activities and responsibilities to address any Service issues that may arise;

	•	Providing an escalation path for Services-related issues.

	•	Providing the same or equivalent access/support as tool sets upgrade or evolve.

Procurement Operations

Dell will support Spyglass requests for on-boarding new suppliers, including supplier vetting (TRAC) and contracting (negotiations, MSA, MRA, IPSA, etc.).

Dell will provide access to analytics/reporting related to Spyglass supplier spend, contracts data, and other data as available in Ariba.

Travel & Entertainment	Dell will provide to Spyglass the following services related to Travel & Entertainment:

	•	Travel & Expense: American Express corporate card for payment of travel expenses; Concur for expense report submission and reimbursement; auditing travel expenses of Spyglass employees; managing tools and processes for travelling (e.g., American Express corporate cards, Concur, travel agency, preferred hotels, airlines and car rentals); and corporate card administration.

	•	P-Card: American Express corporate card for payment of business expense that is unable to be procured via PO.

Service Level Agreement	Expected Requirements

	•	Dell will use commercially reasonable efforts to meet service levels within one (1) standard deviation of mean General Procurement service levels.

Reporting on Service Requirements

	•	General Procurement’s existing service level KPIs will be used in calculating the expected requirements and provided quarterly; a sample quarterly report has been previously provided.

Terms and Conditions Specifically Applicable to GP Services:

•	Dell Service Coordinators:

•	General Procurement:

Phone:

Email:

•	Software Procurement:

Phone:

Email:

•	Spyglass Service Coordinator:

•

Phone:

Email:

•	Billing Methodology:

•	Pricing: $16,588 per month

•	Spyglass will reimburse Dell for vendor costs to the extent not billed directly to Spyglass.

Schedule H

Global Assurance & Transformation

Summary Description of Services

Functional Category	Services
Sarbanes-Oxley Compliance Program	Dell will provide to Spyglass SOX Compliance support services for the following core activities:
	•	Scoping Activities, including risk assessment
	•	Walkthroughs / Test of Design & Effectiveness for all key control activities

	•	Deficiency Scoring & Reporting

	•	MAP Development & Monitoring / Follow-up

	•	Coordination with external audit firm (direct assistance & reliance)

	•	Support for 302 & 404 Certifications (quarterly support)

These activities will be provided on an annual basis, spread throughout the fiscal year with a heavy focus in Q4.

Terms and Conditions Specifically Applicable to GAT Services:

•	Dell Service Coordinator:

•

Phone:

Email:

•	Spyglass Service Coordinator:

•

Phone:

Email:

•

Phone:

Email:

•	Billing Methodology:

•	Pricing: $410,200 per year

Schedule I

Colocation Services

Summary Description of Services

Functional Category	Services
Colocation Services for Western Technology Center

Dell will lease space and provide the following services to Spyglass in connection with Spyglass’s use of the Western Technology Center:

Lease and Infrastructure-Related Services:

DataCtr: Space - Ready Space (US-WTC) - 8’ & 10’ Cabinets

DataCtr: Unit - Ready Rack - Network (US-WTC) - Device RU

DataCtr: Electricity-kW (US-WTC) - kW Usage

DataCtr: Space - Basic (US-WTC) - Storage Space

Installation and Support Services:

DataCtr: Install - Electrical Connect (US-WTC) - Connection

DataCtr: Install - Network Cabling (US-WTC) - Cable Run Install Removal

DataCtr: Install - Server (US-WTC) - Device Install Removal

DataCtr: Support - SmartHands (US-WTC)

Terms and Conditions Specifically Applicable to Colocation Services:

•	Dell Service Coordinator:

•	Spyglass Service Coordinator:

•

Phone:

Email:

•	Billing Methodology:

•	Pricing: $56,000 per month; provided, however, that if Spyglass’s use of installation and smart hands services materially exceeds Spyglass’s historic run rate, the parties will negotiate in good faith revised pricing to account for such increased usage.

•	Additional services may be procured as needed by Spyglass and will be billed in accordance with the then current Data Center Rates Explanation for US Data Centers.

Schedule J

Spyglass Facilities/Security

Summary Description of Services

Service Description		Service Period	Costs
Americas Region		Until such time (to be reviewed each twelve (12) months) as Dell has relocated its employees.

Dell shall pay a base rental fee for the annual term in the amount of $89,930.01. The base rental fee is based on actual operating costs as calculated on a per seat basis for the region multiplied by the number of seats occupied by Dell as of the Effective Date and will remain static through the term of the fiscal year of such Effective Date. Annual reviews will be conducted and amounts adjusted based on actual forecasted expenses and headcount fluctuations.

Pricing Methodology:

$3,597.20/HC/Year -or-

$299.77/HC/Month

Facilities:
1 Concourse Pkwy NE #500, Atlanta, GA 30328
• Services. Spyglass shall provide Dell full and unfettered access to all office and lab space necessary to carry out business operations as such business operations existed as of the Effective Date.
• Approximate seating capacity: 25

•       Facilities Management Services. Spyglass shall provide the following Services for the facilities identified above for Dell to carry out business operations as such business operations existed as of the Effective Date:

(a)	Performance of all maintenance and repair services;
(b)	Required Insurance to be in compliance with local laws;
(c)	Provision of all utilities, including HVAC, electricity and water;
(d)	Provision of janitorial services;
(e)	Provision of shared office equipment, including photocopiers, and mail service;
(f)	Provision of office furniture to perform duties;
(g)	Provision of physical security to the facility premises; and
(h)	Use of parking on the facility premises per the applicable building rules.

Terms and Conditions Specifically Applicable to Facilities/Security Services:

•	Dell Service Coordinator:

•

Phone:

Email:

•	Spyglass Service Coordinator:

•

Phone:

Email: